Exhibit 99.2

Ketoprofen in Transfersome(r) Gel Licensing Agreement with IDEA Conference Call September 6, 2007

Forward Looking Statements Statements made in this presentation include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including those relating to future financial expectations, involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Information on other important potential risks and uncertainties not discussed herein may be found in the Company's filings with the Securities and Exchange Commission including its Form 10K for the year ended December 31, 2006.

Agenda The Ketoprofen in Transfersome(r) Gel Opportunity Dean Mitchell President & CEO Terms & Timeline Jeff Campbell Chief Financial Officer Closing Comments Dean Mitchell President & CEO Question and Answer Session

Ketoprofen in Transfersome(r) Gel: Expansion of Specialty Pharma Pipeline With Novel Technology Innovative and differentiated product Topical NSAID to treat chronic pain Novel Transfersome(r) technology Minimal systemic exposure Synergistic fit with ALO product portfolio Leverages pain management expertise and contacts Complementary to Flector(r) Patch Broadens promotional reach for current products Leverages existing infrastructure Staggered product launches and investment over next several years Strong market opportunity Peak annual potential sales: $500+ million Building a Strong Topical NSAID Franchise

The Topical NSAID Opportunity The NSAID/Cox-2 market exceeds $6 billion Significant concern regarding GI and CV safety Ketoprofen in Transfersome(r) Gel profile Potential to be first topical NSAID gel in the U.S. For the topical treatment of osteoarthritis Clinical effectiveness with minimal systemic absorption Strong fit with the Flector(r) Patch Strong intellectual property platform

U.S. Prescriptions For NSAID Pain Relief Continue To Grow 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 TRx (millions) 2003 2004 2005 2006 2007* NSAIDs 54.5 55.5 64.6 70.7 72 COX-2 50.1 50.8 33.4 12.8 12.7 Total Prescriptions (millions) Source: Wolters Kluwer Source(r) Pharmaceutical Audit Suite PHAST Prescription Monthly Usage of COX-2's Continues to Shrink * Through May 2007

Osteoarthritis: The Medical Need Approximately 33 million U.S. adults suffer from OA By age 70, virtually all Americans are experiencing some form of arthritis NSAIDS are the most commonly used products to treat the pain and inflammation of OA NSAID's Higher Risk in Elderly Population

Alpharma's Market Research Indicates Positive Physician Response to Ketoprofen in Transfersome(r) Gel Well tolerated, could compare favorably to oral NSAIDs Minimal systemic absorption Fewer concerns about GI, renal and/or cardiovascular effects Effective analgesia 6 week comparative study with Celebrex was highly regarded Analgesia delivered directly to the painful site Physicians familiar with ketoprofen BID dosing was acceptable for physicians Perception of Effective Pain Relief, With Reduced Safety Concern *Based on Alpharma Market Research

Physicians Surveyed Saw Clear Market Position for Ketoprofen in Transfersome(r) Gel Gel will be used for variety of chronic pain situations Physicians will use for osteoarthritis (especially of the knee), but also for other joints (e.g. shoulder or elbow) Physicians would use for other chronic pain states, including back and neck pain, tendonitis and bursitis Physicians would substitute Gel primarily for oral NSAIDs and COX-2s *Based on Alpharma Market Research Will Compete Directly With Oral NSAIDs and Cox 2's

European Clinical Results In May 2007, IDEA AG submitted a marketing authorization in Europe for ketoprofen in Transfersome(r) gel for the short and long-term treatment of osteoarthritis EMEA submission includes results from four Phase II and III clinical studies in over 2000 patients with osteoarthritis In June 2007, IDEA received approval from Swiss regulators, SwissMedic Alpharma believes positive 12 week OA European Phase III study to be supportive of NDA filing strategy Positive Clinical Results

Ketoprofen in Transfersome(r) Clinical Development Plan TRIAL 1 12-week 3-arm trial, 50 and 100 mg vs. placebo gel TRIAL 2 12-week 5-arm trial, 50 and 100 mg vs. placebo gel, and Celebrex vs. oral placebo Non-inferiority analyses for Celebrex arms Targeting an NDA submission in late 2009 U.S. product launch targeted for 2011

Potential Synergies Ketoprofen in Transfersome(r) gel and Flector(r) Patch would be complementary and address a broad range of patient types and needs Different indications Gel and patch formulations Commercialization Sales force synergies with overlapping physician target audience Medical education synergies Promotional synergies Flector(r) Patch launch will provide Alpharma leverage in topical NSAID market With these two products, Alpharma will drive the acceptance of topical NSAIDs

Key Terms of the Agreement $60 million payment at closing Milestone payments 3 progress payments based upon the achievement of clinical and regulatory milestones; $77 million 1 payment of $45 or $65 million based on regulatory approval IDEA to fund agreed clinical studies through approval Commitments for commercialization expenditures during the first four years following the product launch Royalty payments based on product sales: a tiered approach Issuance of warrants for the purchase of shares of the company's common stock

Stock Warrants Two series (A: Phase III success and B: FDA approval) Both series vest only upon FDA approval Strike price per share: Series A: 50% premium of the 30 day average stock price preceding announcement of positive Phase III results, with a floor of $22.50 Series B: 25% premium of the 30 day average stock price following the FDA approval date, with a floor of $18.75 Number of warrants: For each series: $50,000,000 divided by the strike price Term - 5 years after FDA approval

Financial Implications and Expected Timeline 2007 $60 million payment upon closing $5 million ($0.10 EPS) transaction-related costs Potential milestone payments 2008 - 2009 Modest market development and infrastructure expenses Potential milestone payments 2010 Pre-launch market preparation Product approval milestone payment Warrants vest upon approval 2011 Expected product launch Performance Based Structure

Strong Pharmaceutical Product Pipeline Phase 1 Phase 2 Phase 3 Approved KADIAN(r) Flector(r) Patch Tirosint(r) ALO-01(KADIAN(r) NT) ALO-02(Oxycodone NT) ALO-03(Tris) Ketoprofen in Transfersome(r) Gel Building a Balanced, Diversified Portfolio to Deliver Sustainable Growth

Ketoprofen in Transfersome(r) Gel Summary Compelling market opportunity and product profile Highly complementary with Flector(r) Patch Establishes Alpharma as leader in topical NSAID market Investment supports multiple major product launches over next several years Focus on Execution

QUESTIONS & ANSWERS